Exhibit 99.1




                               [GRAPHIC OMITTED]
                                 WARRANTECH(R)
                             Protecting Your Future






For Immediate Release
---------------------


Contacts:         Rick Gavino                      Virginia Stuart
                  Chief Financial Officer          VP-Investor Relations
                  Warrantech Corporation           Michael A. Burns & Associates
                  817-785-1366                     214-521-8596
                  richard_gavino@warrantech.com    vstuart@mbapr.com


              WARRANTECH REPORTS FIRST QUARTER FISCAL 2005 RESULTS


BEDFORD, Texas - Sept. 2, 2004 - Warrantech Corporation (OTC: WTEC), a leading independent provider of service contracts and after-market warranties, today announced that it has filed its Form 10-Q for the first quarter ended June 30, 2004 of fiscal year 2005.

         After a cumulative deferral of $238.0 million of gross revenues on the Balance Sheet to future periods, the newly adopted accounting treatment caused the company to show a net loss of ($0.8) million or ($0.05) per diluted share for the first quarter of fiscal 2005 compared to a net loss of ($0.5) million or ($0.03) per diluted share in the first quarter 2004.

         "We have not wavered in our mission," said Joel San Antonio, Warrantech chairman and chief executive officer. "Despite the new accounting treatment during fiscal 2004, we started a number of new programs, and made improvements

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

Warrantech Corporation                                             Sept. 2, 2004
First Quarter 2005 Financial Results


to Warrantech's management team. Hard work pays off in positive performance. Although weakness continued in the automotive segment, gross revenues are up in both the international and consumer product services divisions. In spite of a weak economy and complex accounting rule changes that obscure the success of our achievements, I'm proud of what Warrantech and our management team has accomplished."

Gross Revenues
--------------

         Gross revenues for the first quarter of fiscal 2005 ended June 30, 2004, were $33.0 million, down 16 percent compared to $39.2 million in the first quarter fiscal 2004. Gross revenues in the international division rose 11 percent during the first quarter 2005 to $2.1 million, up $0.2 million from $1.9 million in the comparable 2004 quarter. Consumer products services reported gross revenues of $9.4 million during the first quarter fiscal 2005, up 3 percent or $0.3 million in the same period the previous year. The automotive division had gross revenues of $21.8 million during the first quarter fiscal 2005, down $6.5 million or 23 percent from $28.3 million in the same quarter in fiscal 2004.

Direct Costs
------------

         Direct costs are primarily insurance premiums and commission expenses related to the production and acquisition of service contracts. For the first quarter fiscal 2005, direct costs were $17.4 million, down $5.7 million or 25 percent, from $23.1 million in the same quarter in fiscal 2004. Automotive direct costs decreased $5.8 million or 32 percent, consumer products direct costs decreased $0.5 million or 9 percent, while international direct costs increased $0.1 million or 11 percent during the first quarter fiscal 2005 compared to the same period in fiscal 2004.

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Warrantech Corporation                                             Sept. 2, 2004
First Quarter 2005 Financial Results


Gross Profit
------------

         Gross profit for the first quarter 2005 decreased $0.8 million or 11 percent compared to the same period in fiscal 2004. The automotive segment gross profit increased $0.3 million or 18 percent during the first quarter fiscal 2005 compared to the same period in fiscal 2004. The consumer products gross profit decreased $0.5 million or 13 percent during the first quarter fiscal 2005 compared to the same period in fiscal 2004. International gross profit increased $0.1 million, or 9 percent during the first quarter fiscal 2005 compared to the same quarter in fiscal 2004.

Service, Selling, General and Administrative (SG&A)
---------------------------------------------------

         SG&A expenses for the first quarter 2005 were $7.0 million, down $0.4 million or 5 percent from $7.4 million in the first quarter fiscal 2004. Legal expenses increased $0.3 million during the first quarter 2005 due to litigation expenses related to the Lloyd's Underwriter's lawsuit and legal advice in connection with seeking guidance from the staff of the Securities and Exchange Commission. Employee costs were lower at $4.3 million during the first quarter fiscal 2005 compared to $4.5 million in the same period the previous year due primarily to efficiencies in total head count. Rent expense decreased by $0.2 million from $0.6 million in the first quarter fiscal 2004 compared to $0.4 million in the same period in fiscal 2005 due to the company's move to the new corporate headquarters in Bedford, Tx. Depreciation decreased from $0.9 million in the first quarter of 2004 to $0.7 million in the same period in 2005 due to the company's planned obsolescence and reduced requirement for capital expenditures on call center equipment.

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Warrantech Corporation                                             Sept. 2, 2004
First Quarter 2005 Financial Results


Income from Operations
----------------------

         For the first quarter fiscal 2005, Warrantech had a loss from operations of $1.4 million compared to an operating loss of $1.1 million in the same period last year. The change in income from operations was primarily due to higher levels of revenue, which must be deferred to future periods.

About Warrantech:
Warrantech Corporation administers and markets service contracts and after-market warranties on automobiles, automotive components, recreational vehicles, appliances, jewelry, musical instruments, consumer electronics, homes, computer and computer peripherals for retailers, distributors and manufacturers. The company continues to expand its domestic and global penetration, and now provides its services in the United States, Canada, Puerto Rico and Latin America. For additional information on Warrantech, access http://www.warrantech.com/.


"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:
         Except for the historical information contained herein, the matters discussed in this release may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. The company makes such forward-looking statements under the provisions of the "safe harbor" section of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the company's views and assumptions, based on information currently available to management. Such views and assumptions are based on, among other things, the company's operating and financial performance over recent years and its expectations about its business for the current and future fiscal years. Although the company believes that the expectations reflected in such forward-looking statements are reasonable; it can give no assurance that such expectations will prove to be correct.

         These statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, (a) prevailing economic conditions which may significantly deteriorate, thereby reducing the demand for the company's products and services, (b) availability of technical support personnel or increases in the rate of turnover of such personnel, resulting from increased demand for such qualified personnel, (c) changes in the terms or availability of insurance coverage for the company's programs, (d) regulatory or legal changes affecting the company's business, (e) loss of business from, or significant change in relationships with any major customer, (f) the ability to successfully identify and contract new business opportunities, both domestically and internationally, (g) the ability to secure necessary capital for general operating or expansion purposes, (h) the adverse outcomes of litigation, (i) the non-payment of notes due from an officer and two directors of the company in 2007 which would result in a charge against earnings in the period in which the event occurred, (j) the inability of any of the insurance companies which insure the service contracts marketed and administered by the company to pay the claims under the service contracts, (k) the termination of extended credit terms being provided by the company's current insurance company, (l) the development of facts and circumstances which could affect existing accounting policies, and (m) the illiquidity of the company's common stock. Should one or more of these or any other risks or uncertainties materialize or develop in a manner adverse to the company, or should the company's underlying assumptions prove incorrect, actual results of operations, cash flows or the company's financial condition may vary materially from those anticipated, estimated or expected and there could be a materially adverse effect on the company's business.

                                      # # #

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Warrantech Corporation                                             Sept. 2, 2004
First Quarter 2005 Financial Results



                     WARRANTECH CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                      For the Three Months Ended
                                                               June 30,
                                                     ----------------------------
                                                         2004            2003
                                                     ------------    ------------
Gross revenues                                       $ 32,994,936    $ 39,170,157
     Revenues deferred to future periods              (31,042,699)     (9,620,586)
     Deferred revenues earned                          21,909,254         844,251
Net (increase) decrease in deferred revenues           (9,133,445)     (8,776,335)
                                                     ------------    ------------
Net revenues                                           23,861,491      30,393,822

Direct costs                                           17,400,074      23,098,528
                                                     ------------    ------------
Gross Profit                                         $  6,461,417    $  7,295,294

Operating expenses
  Service, selling, and general and administrative      6,965,207       7,350,767
  Provision for bad debt expense                          131,279          95,000
  Depreciation and amortization                           728,489         928,080
                                                     ------------    ------------
Total costs and expenses                                7,824,975       8,373,847
                                                     ------------    ------------

Income (loss) from operations                          (1,363,558)     (1,078,553)
Other income                                              178,641         204,321
                                                     ------------    ------------

Income (loss) before provision for income taxes        (1,184,917)       (874,232)
Provision for income taxes                               (425,378)       (399,240)
                                                     ------------    ------------

Net income (loss)                                    ($   759,539)   ($   474,992)
                                                     ============    ============

Earnings (loss) per share:
    Basic                                            ($      0.05)   ($      0.03)
                                                     ============    ============
    Diluted                                          ($      0.05)   ($      0.03)
                                                     ============    ============

Weighted average number of shares outstanding:
    Basic                                              15,398,677      15,344,563
                                                     ============    ============
    Diluted                                            15,398,677      15,344,563
                                                     ============    ============

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Warrantech Corporation                                             Sept. 2, 2004
First Quarter 2005 Financial Results



                     WARRANTECH CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                     (Unaudited)
                                                       June 30,       March 31,
                                                         2004           2004
                                                     ------------   ------------
A S S E T S
-----------

Current assets:
Cash and cash equivalents                            $  6,093,021   $  5,229,773
Investments in marketable securities                    1,086,622      1,370,731
Accounts receivable, (net of allowances of
   $328,065 and $233,667, respectively)                23,123,347     23,369,612
Other receivables - net                                 8,111,005      7,322,289
Deferred income taxes                                   3,478,250      3,478,250
Employee receivables                                       66,834         70,908
Prepaid expenses and other current assets                 526,584        728,265
                                                     ------------   ------------
   Total current assets                                42,485,663     41,569,828
                                                     ------------   ------------

Property and equipment, net                             5,344,034      5,746,851
                                                     ------------   ------------

Other assets:
Excess of cost over fair value of assets acquired
   (net of accumulated amortization of $5,825,405)      1,637,290      1,637,290
Deferred income taxes                                  19,346,464     18,879,171
Deferred direct costs                                 196,255,326    186,513,417
Investments in marketable securities                    1,384,764      1,083,400
Restricted cash                                           825,000        825,000
Split dollar life insurance policies                      900,145        900,145
Other assets                                               32,556         29,448
                                                     ------------   ------------
          Total other assets                          220,381,544    209,867,871

                                                     ------------   ------------
                    Total Assets                     $268,211,241   $257,184,550
                                                     ============   ============

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Warrantech Corporation                                             Sept. 2, 2004
First Quarter 2005 Financial Results



                     WARRANTECH CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                          (Unaudited)
                                                                            June 30,        March 31,
                                                                              2004             2004
                                                                          -------------    -------------
LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
---------------------------------------------------------

Current liabilities:
   Current maturities of long-term debt and capital lease obligations     $     647,731    $     664,406
   Insurance premiums payable                                                36,183,304       31,613,047
   Income taxes payable                                                          44,242           48,099
   Accounts and commissions payable                                           6,414,843        7,083,459
   Claims loss liability                                                      3,532,287        5,608,893
   Accrued expenses and other current liabilities                             4,423,426        3,776,199
                                                                          -------------    -------------
      Total current liabilities                                              51,245,833       48,794,103
                                                                          -------------    -------------

Deferred revenues                                                           238,032,539      228,955,971
Claims loss liability                                                         4,208,213        3,882,685
Long-term debt and capital lease obligations                                  1,003,642          980,903
Deferred rent payable                                                           414,836          369,839
                                                                          -------------    -------------
   Total liabilities                                                        294,905,063      282,983,501
                                                                          -------------    -------------

Commitments and contingencies                                                        --               --

Stockholders' equity (Capital Deficiency):
   Preferred stock - $.0007 par value authorized - 15,000,000
       Shares issued - none at June 30, 2004 and Mar. 31, 2004                       --               --
   Common stock - $.007 par value authorized - 30,000,000                       116,106          116,106
       Shares issued - 16,586,280 shares at June 30, 2004 and
       March 31,2003
   Additional paid-in capital                                                23,800,228       23,800,228
   Loans to directors and officers                                          (10,818,242)     (10,747,470)
   Accumulated other comprehensive income, net of taxes                          86,422          150,801
   Retained earnings (deficit)                                              (35,690,597)     (34,931,059)
                                                                          -------------    -------------
                                                                            (22,506,265)     (21,611,394)
   Treasury stock - at cost, 1,187,606 shares at June 30, 2004
       and March 31, 2003                                                    (4,187,557)      (4,187,557)
                                                                          -------------    -------------
           Total Stockholders' Equity (Capital Deficiency)                  (26,693,822)     (25,798,951)
                                                                          -------------    -------------

                                                                          -------------    -------------
        Total Liabilities and Stockholders' Equity (Capital Deficiency)   $ 268,211,241    $ 257,184,550
                                                                          =============    =============

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